Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

WK Kellogg Co

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	2,000,000(4)	$19.00	$38,000,000.00	0.00011020	$4,187.60

Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	2,250,000(5)	$19.00	$42,750,000.00	0.00011020	$4,711.05

Total Offering Amounts					$80,750,000.00		$8,898.65

Total Fee Offsets							$ —

Net Fee Due							$8,898.65

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers (i) such additional number of shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) which may be issuable under the plans covered by the Registration Statement upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement.

(2)

Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plans described therein. Pursuant to Rule 457(h)(3) under the Securities Act, no additional registration fee is required to be paid with respect to such interests.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high ($21.00) and low ($17.00) sales prices per share of the Common Stock on the “when-issued” trading market as reported on the New York Stock Exchange on September 27, 2023.

(4)	Represents 2,000,000 shares of Common Stock being registered for issuance under the WK Kellogg Co Savings and Investment Plan.
(5)	Represents 2,250,000 shares of Common Stock being registered for issuance under the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan.